EQUIPMENT LEASE AGREEMENT

         THIS EQUIPMENT LEASE AGREEMENT, is effective January 1, 1993 and is between Machinery Rental Company, a sole proprietorship wholly owned by John E. Reed of Westfield, Massachusetts (the Lessor), and Vulcan Radiator Corp., a Connecticut corporation with its principal place of business in Westfield, Massachusetts (the Lessee).
         First: Description of Leased Property - The Lessor does hereby lease and let to the Lessee one U. S. Amada Turret Punch
Press Model PEGA Serioal AH 440031 with Program Verification System and Tooling.
         Second: Lease Term - The lease term for said equipment shall be for a period of five years beginning January 1, 1993 and ending on December 31, 1997.
         Third:  Fixed  Rent  Payment - The Lessee  agrees  that it will pay the
Lessor fixed rent for said equipment in the amount of $2,000.00 per month payable on or before the first day of each month.
         Fourth: Taxes - The Lessor agrees to pay any and all taxes, assessments and other governmental charges of whatsoever kind or character and by whomever payable on or relating to the said equipment leased hereunder.
         Fifth: Maintenance and Servicing - The Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with the use and operation of the equipment during the lease term thereof, including, but not limited to, repairs, maintenance, storage and servicing.
         Sixth: Insurance - The Lessee agrees that it will at all times during the term of this Lease, and at its own cost and


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expense,  keep the equipment  insured at not less than the full insurable  value thereof against loss by fire, windstorm and explosion and with extended coverage and against such other risks as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by the Lessee, and will maintain public liability and property damage insurance with respect to the equipment with limits acceptable to Lessor.
         Seventh: Indemnity - The Lessee does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless the Lessor, its agents and servants and any assigns of the Lessor from and against, any and all losses, damages, injuries, claims, demands and all expenses, legal or otherwise (including court costs and attorneys' fees), of whatsoever kind and nature arising on account of the use (including by reason of the use for incorporation
of  any  invention  in  equipment  or  infringements   of  patents),   condition
(including, without limitation, latent and other defects, and whether or not discoverable by the Lessor) or operation of the equipment, and by whomsoever used or operated, during the continuance of this Lease. The Lessee shall not, however, be required to pay or discharge any claim or demand referred to in this Paragraph so long as the validity or the amount thereof shall be contested in good faith and by appropriate legal proceedings in any reasonable manner which will not result in the forfeiture or sale of the equipment. The indemnities and assumptions of liability in this Paragraph contained shall continue in full force and effect notwithstanding the termination of this Lease, whether


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by expiration  of time, by operation of law or otherwise.  The Lessor shall give the Lessee prompt notice of any claim or liability hereby indemnified against, and the Lessee shall be entitled to control the defense thereof.
         Eighth: Loss or Destruction of Equipment - In the event any units of equipment are lost, destroyed or irreparably damaged, the Lessee shall have the option to terminate this Lease in respect of such units on the following terms and conditions:
         The Lessee shall give the Lessor written notice of the exercise of the option designating the equipment in respect of which the Lease is being terminated and the date on which such termination will be effective.
         Ninth: Use of the Equipment - The Lessee agrees that the equipment will be used solely in the conduct of the business of the Lessee and/or its subsidiaries and affiliated companies and will at all times be and remain in the possession and control of the Lessee at any of its places of business. The Lessee warrants that the equipment will at all times be used and operated under and in compliance with the laws of the jurisdiction in which such unit may be operated, and in compliance with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive or judicial bodies or officers having power to regulate or supervise the use of such property; provided, however, that the Lessee may in good faith contest in any reasonable manner the application of any such rule, regulation or order to the extent that such contest does not result in the forfeiture or sale of any of the equipment. The Lessee agrees that, without the prior written consent of the Lessor (which



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consent  shall  not be  unreasonably  withheld),  the  Lessee  will not  assign, transfer, or sublease its rights under this Lease, or permit its rights or interest hereunder to be subject to any lien, charge or encumbrance. No assignment or sublease shall relieve the Lessee of any of its obligations, liabilities or duties hereunder. The Lessee further agrees that it will keep each unit of equipment free and clear of any and all liens, charges and encumbrances which may be levied against or imposed upon such unit as a result of the failure of the Lessee for any reason to perform or observe any of the covenants and agreements required to be performed or observed by the Lessee hereunder and, without limiting the foregoing, the Lessee covenants and agrees that it will keep the equipment free and clear of any liens, rights of distraint, charges, encumbrances or claims of the owner or owners of any interest in the real estate of which such equipment is installed, and purchaser of, or present or future creditor obtaining a lien on such real estate, and will upon the request of the Lessor, obtain and deliver concurrently with delivery of any unit of equipment a waiver of any of the foregoing as to the equipment in recordable form satisfactory to the Lessor.
         Tenth: Ownership - Lessee acknowledges and agrees that it has not, and by the execution hereof it does not and will not have or obtain any title to the equipment subject to this Lease, nor any property right or interest, legal or equitable, therein, except solely as Lessee hereunder and subject to all the terms hereof.
         It is expressly understood that all of the equipment shall be and remain personal property notwithstanding the manner in which the equipment may be attached or affixed to realty, and that upon



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termination  of the lease term Lessee  shall have the duty and Lessor shall have the right to remove the equipment from the premises whereon the same is located whether or not affixed or attached to the realty or any building at the sole cost and expense of Lessee. The Lessor shall not be liable for any damage caused to the realty or any building by the removal of the equipment.
         Eleventh: Defaults - In the event that: (a) Lessee shall default in the payment of any installment of fixed rent, and such default shall continue for a period of 10 days; or
         (b) Lessee shall default in the observance or performance of any other covenant required to be observed or performed by the Lessee hereunder and such default shall continue for more than 30 days after notice thereof to the Lessee by the Lessor; or
         (c) The Lessee becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the Lessee or for the major part of its property, or the Lessee shall make any voluntary assignment or transfer of the Lessee's interest as Lessee hereunder in a manner or to a person not permitted by the terms hereof; or
         (d) A trustee or receiver is appointed for the Lessee, or for the major part of its property, and such appointment is not discharged within 30 days after such appointment; or
         (e) Bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Lessee, and if instituted against the



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Lessee are allowed  against the Lessee or are  consented to or are not dismissed within 60 days after such institution; then in any such case (herein sometimes called "events of default") the Lessor at its option may:
         (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; or
         (ii) By notice in writing to the Lessee, terminate this Lease and/or the Lessee's rights of possession hereunder as to all or any part of the equipment leased hereunder whereupon all right, title and interest of the Lessee to or in the use of such equipment shall terminate and the Lessor may directly or by its agent, enter upon the premises of the Lessee or other premises where the equipment may be located and take possession thereof (any damages occasioned by such taking of possession being hereby expressly waived by the Lessee). In the event of any such termination (aa) the Lessor shall be entitled to retain all rents and additional sums paid by the Lessee hereunder in respect of all equipment theretofore paid or received by the Lessor, including any such then in its possession which, had this Lease not been declared in default, would otherwise be payable to the Lessee hereunder, (bb) the Lessor may recover from the Lessee all rents and additional sums accrued and unpaid under any of the terms hereof as of the date of termination and (cc) the Lessor may recover from the Lessee as liquidated damages, but not as penalty, an aggregate sum, which at the time of such termination, represents the excess, if any, of the then present value of the aggregate rents which would have accrued



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for the  balance of the term of this Lease  over the then  present  value of the aggregate fair rental value of the equipment for the balance of the term. In addition to the foregoing the Lessor shall be entitled to recover from the Lessee any and all damages which the Lessor shall sustain by reason of the occurrence of any such Event of Default, together with a reasonable sum for attorneys' fees and such expenses as shall be expended or incurred in the seizure, rental or sale of the equipment or in the enforcement of any right or privilege hereunder or in any consultation or action in connection therewith.
         The remedies herein provided in favor of the Lessor in the event of default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy.
         Twelfth: Miscellaneous - (a) No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing. All remedies either under this Lease or by law afforded to Lessor shall be cumulative and not alternative. Any provision of this Lease prohibited by law shall be ineffective to the extent of such provision without invalidating the remaining provisions thereof.



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         (b) Lessee acknowledges and agrees (i) that the equipment is of a size, design, capacity and manufacture selected by the Lessee (ii) that Lessee is satisfied that the same is suitable for its purposes, (iii) that Lessor is not a manufacturer thereof nor a dealer in property of such kind, and (iv) that Lessor has not made and does not hereby make, any representation of warranty or covenant with respect to the merchantability, condition, quality, durability or suitability of the equipment in any respect or in connection with or for the purposes and uses of Lessee, or any other representation or warranty or covenant of any kind or character, express or implied, with respect thereto.
         (c) The Lessor shall have the right to inspect the equipment at any reasonable time or times during the continuance of this Lease and for its purpose to enter upon any building or place where the equipment is located. The Lessee shall furnish to the Lessor such information and data as the Lessor may from time to time reasonably request as to location and the existence and status of any claims for damages (whether against the equipment or against the Lessor or the Lessee) arising out of the use, operation or condition of the equipment, and such other data pertinent to the equipment and the condition, use and operation thereof as the Lessor may from time to time reasonably request. Without limiting the foregoing the Lessee agrees that, without any such request, it will furnish the Lessor with prompt written notice of any material damage, loss, theft or destruction, partial or complete, of any of the equipment.



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         (d) This Lease shall be binding  upon and shall inure to the benefit of the Lessor and the Lessee and their respective successors and assigns.
         (e) This Lease and all of the rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the Commonwealth of Massachusetts.
         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this instrument to be executed as of the 31st day of December, 1992.


In presence of:                     MACHINERY RENTAL COMPANY


__________________                              By: ______________JOHN E. REED
                                                                  JOHN E. REED



__________________                  VULCAN RADIATOR CORP.


                                                 By: ____________Stephen M. Shea
                                                                 Stephen M. Shea
                                                                  Vice President




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                                   SCHEDULE A


Type of Equipment                         Location

90 Ton Johnson Press                      Westfield
Fin dropping machines                     Westfield
Cincinnati Press Brake                    Farmville
Federal 250 Ton Brake                     Farmville
Niagra Shear                              Wrens
S-2 Rouselle Press                        Farmville
Verson B76 Brake                          Wrens
6B-60 Rouselle Press                      Wrens
Heim Press Brake                          Wrens
#10 Rouselle Press                        Wrens



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